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                                                                    EXHIBIT 23.3
                           CONSENT OF GARTNER GROUP


        We consent to all references to Dataquest and its reports, which are published by Gartner Group, included in the Registration Statement (Form S-1, File No. 333-44376) and related prospectus of PNY Technologies, Inc., and any amendments thereto for the registration of its Common Stock.


Gartner Group
by /s/ DAVID HANKIN


October 3, 2000